CONTACT:
U.S. Physical Therapy, Inc.
Carey Hendrickson, Chief Financial Officer
          Email: Chendrickson@usph.com
Chris Reading, Chief Executive Officer
(713) 297-7000
Three Part Advisors
Joe Noyons
(817) 778-8424
U.S. Physical Therapy Reports
First Quarter 2025 Results

Reports Record First Quarter Patient Volume

Houston, TX, May 7, 2025 – U.S. Physical Therapy, Inc. (“USPH” or the “Company”) (NYSE: USPH), a national operator of outpatient physical therapy clinics and provider of industrial injury prevention services, today reported results for the first quarter ended March 31, 2025.

FINANCIAL HIGHLIGHTS

•
Adjusted EBITDA (1), a non-Generally Accepted Accounting Principles (“GAAP”) measure, was $19.5 million for the three months ended March 31, 2025 (“2025 First Quarter”), an increase of $2.8 million, or 16.5%, from $16.8 million in the three months ended March 31, 2024 (“2024 First Quarter”) primarily driven by acquisitions since the prior year period and an increase in net patient revenue per visit.

•
Net income attributable to USPH’s shareholders (“USPH Net Income”), a GAAP measure, was $9.9 million for the 2025 First Quarter compared to $8.0 million in the 2024 First Quarter. In accordance with GAAP, the revaluation of noncontrolling interest, net of taxes, is not included in net income but is charged directly to retained earnings. However, this change is included in the computation of earnings per share. Earnings per share was $0.80 for the 2025 First Quarter compared to $0.46 for the 2024 First Quarter.

•
Operating Results (1), a non-GAAP measure, was $7.3 million in the 2025 First Quarter compared to $7.7 million in the 2024 First Quarter. On a per share basis, Operating Results was $0.48 in the 2025 First Quarter compared to $0.51 in the 2024 First Quarter.

•	Total revenue from physical therapy operations for the 2025 First Quarter increased $22.0 million, or 16.4%, to $156.4 million.
•
Net rate per patient visit for the 2025 First Quarter was $105.66, increasing $2.29 per visit from $103.37 for the 2024 First Quarter, despite the approximate 2.9% Medicare rate reduction which went into effect on January 1, 2025. Net rate per patient visit also increased sequentially by $0.93 from $104.73 for the three months ended December 31, 2024. The increase in net rate per patient visit reflects the Company’s strategic priority of increasing reimbursement rates through contract negotiations with commercial and other payors as well as growing workers compensation as a percent of the Company’s overall mix of business.

•
Average daily patient visits per clinic was an all-time first quarter high of 31.4 for the 2025 First Quarter compared to 29.5 in the 2024 First Quarter. Total patient visits were 1,443,805 in the 2025 First Quarter, a 13.9% increase from the 2024 First Quarter.

•
Industrial injury prevention services (“IIP”) revenue was $27.4 million for the 2025 First Quarter, an increase of 28.8% as compared to the 2024 First Quarter.  IIP gross profit was $5.6 million in the 2025 First Quarter, an increase of $1.3 million, or 29.1%, from $4.3 million in the 2024 First Quarter.

•
During the 2025 First Quarter, the Company added 14 clinics and closed seven clinics bringing its total owned and/or managed clinic count to 773 as of March 31, 2025, compared to 720 as of March 31, 2024.

•
On February 28, 2025, the Company acquired a 65% equity interest in a three-clinic practice with the practice owners retaining a 35% equity interest. The business currently generates $4.3 million in annual revenue and 23,000 in annual visits.

•
On April 30, 2025, the Company announced the acquisition of an outpatient home care physical and speech therapy practice through its 50%-owned subsidiary, MSO Metro, LLC.  The practice currently generates approximately $2.1 million in annual revenue.

•	The Company’s Board of Directors declared a quarterly dividend of $0.45 per share payable on June 13, 2025, to shareholders of record on May 23, 2025.

(1)
These are non-GAAP Measures. See pages 10 to 11 of this release for the definition and reconciliation of Adjusted EBITDA, Operating Results and other non-GAAP measures to the most directly comparable GAAP measure.

U.S. Physical Therapy Press Release	Page 2
May 7, 2025

MANAGEMENT’S COMMENTS
Chris Reading, Chief Executive Officer, said, “Despite our weather-impacted start, we had strong referral and visit demand which accelerated nicely as the quarter progressed. Importantly, our insurance renegotiations and workers compensation efforts are giving us a lift as we enter one of the busiest seasonal periods of the year.  While we have more work to do, we are encouraged by our start and committed to further progress.”
2025 First Quarter Versus 2024 First Quarter
Additional supplemental tables of financial and performance metrics are presented on page 14 of this release.

Physical Therapy Operations
	Three Months Ended		Variance
	March 31, 2025	March 31, 2024		$	%
	(In thousands, except percentages)
Revenue related to:
Mature Clinics (1)	$126,620	$128,501	$(1,881)		(1.5)%
Clinic additions (2)	25,667	44	25,623		* (7)
Clinics sold or closed (3)	260	2,530	(2,270)		* (7)
Net patient revenue	152,547	131,075	21,472		16.4%
Other (4)	3,861	3,350	511		15.3%
Total	156,408	134,425	21,983		16.4%
Operating costs (5)	130,940	110,361	20,579		18.6%
Gross profit	$25,468	$24,064	$1,404		5.8%

Financial and operating metrics (not in thousands):
Net rate per patient visit (1)	$105.66	$103.37	$2.29		2.2%
Patient visits (1)	1,443,805	1,268,002	175,803		13.9%
Average daily visits per clinic (1)	31.4	29.5	1.9		6.4%
Gross margin	16.3%	17.9%
Salaries and related costs per visit, clinics (6)	$63.53	$61.42	$2.11		3.4%
Operating costs per visit, clinics (6)	$89.28	$85.50	$3.78		4.4%

(1) See Glossary of Terms - Revenue Metrics for definition.
(2) Includes 14 clinics added during the 2025 First Quarter and 103 added during the year ended December 31, 2024.
(3) Includes 7 clinics closed during the 2025 First Quarter and 45 clinics closed during the year ended December 31, 2024.
(4) Includes revenues from management contracts.
(5) Includes costs from management contracts.
(6) Excludes costs from management contracts and $0.1 million of certain incentive costs related to the Metro acquisition. Please refer to the reconcilliation of non-GAAP measures to the most comparable GAAP measure on page 13.

(7) Not meaningful.

U.S. Physical Therapy Press Release	Page 3
May 7, 2025

Net revenue from physical therapy operations increased $22.0 million, or 16.4%, to $156.4 million for the 2025 First Quarter from $134.4 million for the 2024 First Quarter. This increase was due to the increase in visits from the 53 net clinics added since the comparable prior year period and an increase in net rate per patient visit, which reflects the Company’s strategic priority of increasing reimbursement rates through contract negotiations with commercial and other payors as well as growing workers compensation as a percent of the Company’s overall mix of business. Net rate per patient visit for the 2025 First Quarter was $105.66, increasing $2.29 per visit from $103.37 for the 2024 First Quarter, despite the approximate 2.9% Medicare rate reduction which went into effect on January 1, 2025.  Net rate per patient visit also increased sequentially by $0.93 from $104.73 for the three months ended December 31, 2024.

Operating costs from physical therapy operations increased $20.6 million, or 18.6%, to $130.9 million in the 2025 First Quarter from $110.4 million in the 2024 First Quarter primarily driven by the 53 net clinics added since the comparable prior year period.  Salaries and related costs per visit was $63.53 in the 2025 First Quarter compared to $61.42 in the 2024 First Quarter while total operating costs per visit was $89.28 compared to $85.50 over the same periods, respectively.

Gross profit from physical therapy operations in the 2025 First Quarter was $25.5 million with a gross profit margin of 16.3% compared to $24.1 million with a gross profit margin of 17.9% in the 2024 First Quarter.

Industrial Injury Prevention Services
	Three Months Ended		Variance
	March 31, 2025	March 31, 2024		$	%
	(In thousands, except percentages)
Net revenue	$27,380	$21,250	$6,130		28.8%
Operating costs	21,783	16,913	4,870		28.8%
Gross profit	$5,597	$4,337	$1,260		29.1%

Gross margin	20.4%	20.4%

IIP revenue increased $6.1 million, or 28.8%, to $27.4 million for the 2025 First Quarter as compared to $21.3 million for the 2024 First Quarter. Gross profit from IIP operations in the 2025 First Quarter increased $1.3 million, or 29.1%, to $5.6 million from $4.3 million in the 2024 First Quarter. The gross profit margin from IIP operations was 20.4% in each of the 2025 First Quarter and 2024 First Quarter. Excluding the IIP acquisition made in April 2024, IIP revenue increased by $3.2 million or 15.1% in the 2025 First Quarter and gross profit increased $0.6 million or 13.1% in the 2025 First Quarter over the comparable prior year period.
Corporate Office and Other Expenses

Corporate office costs increased to $16.2 million in the 2025 First Quarter from $14.1 million in the 2024 First Quarter. This increase was primarily to support the larger number of clinics as well as expenses related to the integration of the Company’s recent acquisitions. As a ratio to net revenue, corporate office costs improved to 8.8% in the 2025 First Quarter compared to 9.0% in the 2024 Fourth Quarter.

The Company revalued contingent consideration related to certain acquisitions and recognized a net non-cash gain (a decrease in the related liabilities) of $4.8 million in the 2025 First Quarter compared to $0.6 million in the 2024 First Quarter.
Operating income was $19.6 million for the 2025 First Quarter compared to $14.9 million for the 2024 First Quarter, an increase of 31.6% over the comparable period.

Interest expense increased by $0.3 million to $2.3 million for the 2025 First Quarter compared to $2.0 million in the 2024 First Quarter due to a higher average outstanding balance on our revolving credit facility in the 2025 First Quarter. The interest rate associated with borrowings on the Company’s credit facility was 4.9% for the 2025 First Quarter and 4.7% for the 2024 First Quarter, with an all-in effective interest rate, including all associated costs of 5.5% and 5.3% over the same periods, respectively.
Interest income was less than $0.1 million during the 2025 First Quarter compared to $1.5 million in the 2024 First Quarter as the cash on the balance sheet at the end of the 2024 First Quarter has been deployed into acquisitions since that time.
The Company revalued a put-right liability related to the future purchase of an IIP business and recognized a net non-cash expense (an increase in the related liability) of $0.4 million in the 2025 First Quarter compared to $0.1 million in the 2024 First Quarter.

U.S. Physical Therapy Press Release	Page 4
May 7, 2025

The provision for income taxes was $3.9 million in the 2025 First Quarter compared to $3.1 million during the 2024 First Quarter while the effective tax rate was 28.1% in each of the same periods, respectively.

USPH Net Income and Non-GAAP Measures

Net income attributable to non-controlling interest (temporary and permanent) was $3.6 million in both the 2025 First Quarter and the 2024 First Quarter.

USPH Net Income was $9.9 million for the 2025 First Quarter compared to $8.0 million in the 2024 First Quarter. In accordance with GAAP, the revaluation of redeemable noncontrolling interest, net of taxes, is not included in net income but is charged directly to retained earnings; however, this change is included in the computation of earnings per share. Earnings per share was $0.80 for the 2025 First Quarter compared to $0.46 for the 2024 First Quarter.
Non-GAAP Adjusted EBITDA (1) was $19.5 million for the 2025 First Quarter, an increase of $2.8 million or 16.5%, from $16.8 million for the 2024 First Quarter. Non-GAAP Operating Results (1) was $7.3 million, or $0.48 per share, in the 2025 First Quarter compared to $7.7 million, or $0.51 per share, in the 2024 First Quarter.

(1)	These are Non-GAAP Measures. See pages 10 to 11 of this release for the definition and reconciliation of Adjusted EBITDA and Operating Results measures to the most directly comparable GAAP measure.

BALANCE SHEET AND CASH FLOW

Total cash and cash equivalents were $39.2 million as of March 31, 2025, compared to $41.4 million as of December 31, 2024, and $132.3 million as of March 31, 2024.  The Company had $164.9 million in outstanding borrowings and $147.0 million in available credit under its credit facilities as of March 31, 2025.  This compares to $151.6 million of outstanding borrowings and $164.0 million in available credit under its credit facilities as of December 31, 2024.

RECENT ACQUISITIONS

On February 28, 2025, the Company acquired a 65% equity interest in a three-clinic practice with the original practice owners retaining 35% equity interest. The business currently generates $4.3 million in annual revenue and 23,000 in annual visits.

On April 30, 2025, the Company announced the acquisition of an outpatient home care physical and speech therapy practice through its 50%-owned subsidiary, MSO Metro, LLC.  The practice currently generates approximately $2.1 million in annual revenue.
The Company’s strategy is to continue acquiring multi-clinic outpatient physical therapy practices, to develop outpatient physical therapy clinics as satellites in existing partnerships and to continue acquiring companies that provide industrial injury prevention services.
QUARTERLY DIVIDEND

The Company’s Board of Directors declared a quarterly dividend of $0.45 per share payable on June 13, 2025, to shareholders of record on May 23, 2025.
CONFERENCE CALL INFORMATION

U.S. Physical Therapy’s management will host a conference call at 10:30 a.m. ET / 9:30 a.m. CT, on May 8, 2025, to discuss the Company’s financial results for the first quarter ended March 31, 2025. Interested parties may participate in the call by dialing (800) 274-8461 (Primary) or (203) 518-9814 (Alternate) and conference ID of USPHQ125. Please call approximately 10 minutes before the call is scheduled to begin. To listen to the live call, go to the Company’s website at  www.usph.com at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, a playback of the conference call can be accessed until August 7, 2025, on the Company’s website.

U.S. Physical Therapy Press Release	Page 5
May 7, 2025

FORWARD LOOKING STATEMENTS
This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934, as amended. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as “believes”, “expects”, “intends”, “plans”, “appear”, “should” and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we expect. Included among such statements may be those relating to new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

•	changes in Medicare rules and guidelines and reimbursement or failure of our clinics to maintain their Medicare certification and/or enrollment status;
•	revenue we receive from Medicare and Medicaid being subject to potential retroactive reduction;
•	changes in reimbursement rates or payment methods from third party payors including government agencies, and changes in the deductibles and co-pays owed by patients;
•	private third-party payors for our services may adopt payment policies that could limit our future revenue and profitability;
•	compliance with federal and state laws and regulations relating to the privacy of individually identifiable patient information, and associated fines and penalties for failure to comply;
•	compliance with state laws and regulations relating to the corporate practice of medicine and fee splitting, and associated fines and penalties for failure to comply ;
•
competitive, economic or reimbursement conditions in our markets which may require us to reorganize or close certain clinics and thereby incur losses and/or closure costs including the possible write-down or write-off of goodwill and other intangible assets;

•	the impact of future public health crises and epidemics/pandemics, such as was the case with the novel strain of COVID-19 and its variants;
•	certain of our acquisition agreements contain put-rights related to a future purchase of significant equity interests in our subsidiaries or in a separate company;
•	the impact of future vaccinations and/or testing mandates at the federal, state and/or local level, which could have an adverse impact on staffing, revenue, costs and the results of operations;
•	our debt and financial obligations could adversely affect our financial condition, our ability to obtain future financing and our ability to operate our business;
•	changes as the result of government enacted national healthcare reform;
•	the ability to control variable interest entities for which we do not have a direct ownership;
•	business and regulatory conditions including federal and state regulations;
•	governmental and other third party payor inspections, reviews, investigations and audits, which may result in sanctions or reputational harm and increased costs;
•	revenue and earnings expectations;
•	contingent consideration provisions in certain of our acquisition agreements, the value of which may impact future financial results;
•	legal actions, which could subject us to increased operating costs and uninsured liabilities;
•	general economic conditions, including but not limited to inflationary and recessionary periods;
•
actual or perceived events involving banking volatility or limited liability, defaults or other adverse developments that affect the U.S or the international financial systems, may result in market wide liquidity problems which could have a material and adverse impact on our available cash and results of operations;

•	our business depends on hiring, training, and retaining qualified employees;
•	availability and cost of qualified physical therapists;
•
competitive environment in the industrial injury prevention services business, which could result in the termination or non-renewal of contractual service arrangements and other adverse financial consequences for that service line;

•	our ability to identify and complete acquisitions, and the successful integration of the operations of the acquired businesses;
•	impact on the business and cash reserves resulting from retirement or resignation of key partners and resulting purchase of their non-controlling interest (minority interests);
•	maintaining our information technology systems with adequate safeguards to protect against cyber-attacks;
•
a security breach of our or our third party vendors’ information technology systems may subject us to potential legal action and reputational harm and may result in a violation of the Health Insurance Portability and Accountability Act of 1996 of the Health Information Technology for Economic and Clinical Health Act;

•
maintaining clients for which we perform management, industrial injury prevention related services, and other services, as a breach or termination of those contractual arrangements by such clients could cause operating results to be less than expected.

•	maintaining adequate internal controls;
•	maintaining necessary insurance coverage;
•	availability, terms, and use of capital; and
•	weather and other seasonal factors.

Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. For additional information regarding these and other risks and uncertainties, that could cause actual results to differ materially from those contained in our forward-looking statements, please refer to “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (“SEC”) on March 3, 3025 and any risk factors contained in subsequent quarterly and annual reports we file with the SEC. Our forward-looking statements represent our estimates and assumptions only as of the date of this report. Except as required by law, we are under no obligation to update any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.

GLOSSARY OF TERMS – REVENUE METRICS

Mature clinics are clinics opened or acquired prior to January 1, 2024, and are still operating as of the balance sheet date.

Net rate per patient visit is net patient revenue related to our physical therapy operations divided by total number of patient visits (defined below) during the periods presented.

Patient visits is the number of unique patient visits during the periods presented.

Average daily visits per clinic is patient visits divided by the number of days in which normal business operations were conducted during the periods presented and further divided by the average number of clinics in operation during the periods presented.

ABOUT U.S. PHYSICAL THERAPY, INC.

Founded in 1990, U.S. Physical Therapy, Inc. owns and/or manages 773 outpatient physical therapy clinics in 44 states. USPH clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. USPH also has an industrial injury prevention business which provides onsite services for clients’ employees including injury prevention and rehabilitation, performance optimization, post-offer employment testing, functional capacity evaluations, and ergonomic assessments.
More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

U.S. Physical Therapy Press Release	Page 6
May 7, 2025

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended
	March 31, 2025	March 31,2024

Net patient revenue	$152,547	$131,075
Other revenue	31,241	24,600
Net revenue	183,788	155,675
Operating cost:
Salaries and related costs	111,249	93,731
Rent, supplies, contract labor and other	33,844	27,904
Depreciation and amortization	5,540	3,885
Provision for credit losses	1,848	1,627
Clinic closure costs - lease and other	242	127
Total operating cost	152,723	127,274

Gross profit	31,065	28,401

Corporate office costs	16,245	14,085
Gain on change in fair value of contingent earn-out consideration	(4,822)	(612)
Operating income	19,642	14,928

Other (expense) income
Interest expense, debt and other	(2,279)	(1,968)
Interest income from investments	24	1,543
Change in revaluation of put-right liability	(404)	(80)
Equity in earnings of unconsolidated affiliate	393	271
Loss on sale of a partnership	(123)	-
Other	75	62
Total other expense	(2,314)	(172)
Income before taxes	17,328	14,756

Provision for income taxes	3,860	3,139
Net income	13,468	11,617

Less: Net income attributable to non-controlling interest:
Redeemable non-controlling interest - temporary equity	(2,012)	(2,227)
Non-controlling interest - permanent equity	(1,557)	(1,344)
	(3,569)	(3,571)

Net income attributable to USPH shareholders	$9,899	$8,046

Basic and diluted earnings per share attributable to USPH shareholders (1)	$0.80	$0.46

Shares used in computation - basic and diluted	15,132	15,017

Dividends declared per common share	$0.45	$0.44
(1) See page 11 of this press release for the calculation of basic and diluted earnings per share.

U.S. Physical Therapy Press Release	Page 7
May 7, 2025

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(IN THOUSANDS)

	Three Months Ended
	March 31, 2025	March 31, 2024

Net income	$13,468	$11,617
Other comprehensive gain:
Unrealized (loss) gain on cash flow hedge	(1,331)	1,781
Tax effect at statutory rate (federal and state)	340	(455)
Comprehensive income	$12,477	$12,943

Comprehensive income attributable to non-controlling interest	(3,569)	(3,571)
Comprehensive income attributable to USPH shareholders	$8,908	$9,372

U.S. Physical Therapy Press Release	Page 8
May 7, 2025

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(IN THOUSANDS, EXCEPT SHARES AND PER SHARE AMOUNTS)

	March 31, 2025	December 31, 2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$39,183	$41,362
Patient accounts receivable, less provision for credit losses of $3,620 and $3,506, respectively	64,760	59,040
Accounts receivable - other	26,136	26,626
Other current assets	15,274	10,555
Total current assets	145,353	137,583
Fixed assets:
Furniture and equipment	68,802	68,128
Leasehold improvements	53,504	51,105
Fixed assets, gross	122,306	119,233
Less accumulated depreciation and amortization	(89,542)	(87,093)
Fixed assets, net	32,764	32,140
Operating lease right-of-use assets	133,197	133,936
Investment in unconsolidated affiliate	12,273	12,190
Goodwill	674,387	667,152
Other identifiable intangible assets, net	177,328	179,311
Other assets	4,385	5,155
Total assets	$1,179,687	$1,167,467

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, USPH SHAREHOLDERS’ EQUITY AND NON-CONTROLLING INTEREST
Current liabilities:
Accounts payable - trade	$6,088	$5,936
Accrued expenses	68,326	59,513
Current portion of operating lease liabilities	40,124	39,835
Current portion of term loan and notes payable	9,257	10,999
Total current liabilities	123,795	116,283
Notes payable, net of current portion	387	903
Revolving facility	28,000	11,000
Term loan, net of current portion and deferred financing costs	128,851	130,627
Deferred taxes	34,055	29,465
Operating lease liabilities, net of current portion	100,688	101,868
Other long-term liabilities	4,903	18,275
Total liabilities	420,679	408,421

Redeemable non-controlling interest - temporary equity	260,047	269,025

Commitments and Contingencies

U.S. Physical Therapy, Inc. ("USPH") shareholders’ equity:
Preferred stock, $.01 par value, 500,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $.01 par value, 20,000,000 shares authorized,
17,406,426 and 17,309,120 shares issued, respectively	172	172
Additional paid-in capital	292,773	290,321
Accumulated other comprehensive gain	1,783	2,799
Retained earnings	234,161	227,265
Treasury stock at cost, 2,214,737 shares	(31,628)	(31,628)
Total USPH shareholders’ equity	497,261	488,929
Non-controlling interest - permanent equity	1,700	1,092
Total USPH shareholders' equity and non-controlling interest - permanent equity	498,961	490,021
Total liabilities, redeemable non-controlling interest,
USPH shareholders' equity and non-controlling interest - permanent equity	$1,179,687	$1,167,467

U.S. Physical Therapy Press Release	Page 9
May 7, 2025

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Three Months Ended
	March 31, 2025	March 31, 2024
OPERATING ACTIVITIES
Net income including non-controlling interest	$13,468	$11,617
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Depreciation and amortization	5,867	4,095
Provision for credit losses	1,848	1,627
Equity-based awards compensation expense	1,771	1,997
Amortization of debt issue costs	106	106
Change in deferred income taxes	5,242	1,943
Change in revaluation of put-right liability	404	80
Gain on change in fair value of contingent earn-out consideration	(4,822)	(612)
Equity of earnings in unconsolidated affiliate	(393)	(271)
Loss on sale of fixed assets	-	5
Loss on sale of a partnership	123	-
Changes in operating assets and liabilities:
Increase in patient accounts receivable	(7,341)	(5,124)
Decrease (increase) in accounts receivable - other	774	(3,985)
Increase in other current and long term assets	(6,209)	(433)
Decrease in accounts payable and accrued expenses	(14,229)	(6,678)
(Decrease) increase in long term liabilities	(1,284)	52
Net cash (used in) provided by operating activities	(4,675)	4,419

INVESTING ACTIVITIES
Purchase of fixed assets	(2,579)	(1,838)
Purchase of majority interest in businesses, net of cash acquired	(4,211)	(15,971)
Purchase of redeemable non-controlling interest, temporary equity	(907)	(2,702)
Purchase of non-controlling interest, permanent equity	-	(498)
Proceeds from the sale of partnership interest - redeemable non-controlling interest, temporary equity	15	67
Proceeds from the sale of non-controlling interest, permanent equity	-	23
Proceeds from sale of partnership	700	-
Distributions from unconsolidated affiliate	310	367
Other	44	88
Net cash (used in) investing activities	(6,628)	(20,464)

FINANCING ACTIVITIES
Proceeds from revolving facility	17,000	-
Distributions to non-controlling interest, permanent and temporary equity	(3,653)	(3,160)
Payments on term loan	(3,750)	(938)
Principal payments on notes payable	(473)	(392)
Net cash provided by (used in) financing activities	9,124	(4,490)

Net (decrease) in cash and cash equivalents	(2,179)	(20,535)
Cash and cash equivalents - beginning of period	41,362	152,825
Cash and cash equivalents - end of period	$39,183	$132,290

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Income taxes	$7,359	$367
Interest paid	2,205	1,844
Non-cash investing and financing transactions during the period:
Purchase of businesses - seller financing portion	-	500
Purchase of redeemable non-controlling interest, temporary equity, recorded in accrued liabilities	6,672	-
Fair market value of initial contingent consideration related to purchase of businesses	1,259	-
Notes payable related to purchase of redeemable non-controlling interest, temporary equity	89	-
Notes receivable related to sale of redeemable non-controlling interest	646	315
Notes receivable related to the sale of non-controlling interest, permanent equity	-	243
Offset to notes receivable associated with purchase of redeemable non-controlling interest	180	75
Dividends payable to USPH shareholders	6,836	6,630

U.S. Physical Therapy Press Release	Page 10
May 7, 2025

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
ADJUSTED EBITDA AND OPERATING RESULTS

The following tables provide details of the basic and diluted earnings per share computation and reconcile net income attributable to USPH shareholders calculated in accordance with GAAP to Adjusted EBITDA and Operating Results. The tables also provide a reconciliation of additional non-GAAP measures to the most comparable GAAP measure. Management believes providing Adjusted EBITDA and Operating Results to investors is useful for comparing the Company's period-to-period results as well as for comparing with other similar businesses since most do not have redeemable instruments and therefore have different equity structures. Management uses Adjusted EBITDA and Operating Results, which eliminate certain items described above that can be subject to volatility and unusual costs, as the principal measures to evaluate and monitor financial performance period over period.

Adjusted EBITDA, a non-GAAP measure, is defined as net income attributable to USPH shareholders before interest income, interest expense, taxes, depreciation, amortization, change in fair value of contingent earn-out consideration, changes in revaluation of put-right liability, equity-based awards compensation expense, clinic closure costs, business acquisition related costs, costs related to a one-time financial systems upgrade, loss on sale of a partnership and other income and related portions for non-controlling interests.

Operating Results, a non-GAAP measure, equals net income attributable to USPH shareholders less, changes in revaluation of a put-right liability, clinic closure costs, loss on sale of a partnership, changes in fair value of contingent earn-out consideration, business acquisition related costs, costs related to a one-time financial systems upgrade and any allocations to non-controlling interests, all net of taxes. Operating Results per share also excludes the impact of the revaluation of redeemable non-controlling interest and the associated tax impact.

Adjusted EBITDA and Operating Results are not measures of financial performance under GAAP. Adjusted EBITDA, Operating Results and other non-GAAP measures should not be considered in isolation or as an alternative to, or substitute for, net income attributable to USPH shareholders presented in the consolidated financial statements.

U.S. Physical Therapy Press Release	Page 11
May 7, 2025

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
ADJUSTED EBITDA, OPERATING RESULTS AND EARNINGS PER SHARE
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended
	March31,2025	March31,2024

Adjusted EBITDA (a non-GAAP measure)
Net income attributable to USPH shareholders	$9,899	$8,046
Adjustments:
Provision for income taxes	3,860	3,139
Depreciation and amortization	5,867	4,095
Interest expense, debt and other, net	2,279	1,968
Interest income from investments	(24)	(1,543)
Equity-based awards compensation expense	1,771	1,997
Change in revaluation of put-right liability	404	80
Change in fair value of contingent earn-out consideration	(4,822)	(612)
Clinic closure costs (1)	242	126
Business acquisition related costs (2)	480	-
ERP implementation costs (3)	62	-
Loss on sale of a partnership	123	-
Other loss (income)	(75)	(62)
Allocation to non-controlling interests	(527)	(463)
	$19,539	$16,771

Operating Results (a non-GAAP measure)
Net income attributable to USPH shareholders	$9,899	$8,046
Adjustments:
Change in fair value of contingent earn-out consideration	(4,822)	(612)
Change in revaluation of put-right liability	404	80
Clinic closure costs (1)	242	126
Business acquisition related costs (2)	480	-
ERP implementation costs (3)	62	-
Loss on sale of a partnership	123	-
Allocation to non-controlling interest	(10)	(16)
Tax effect at statutory rate (federal and state)	935	108
	$7,313	$7,732

Operating Results per share (a non-GAAP measure)	$0.48	$0.51

Earnings per share
Computation of earnings per share - USPH shareholders:
Net income attributable to USPH shareholders	$9,899	$8,046
Charges to retained earnings:
Revaluation of redeemable non-controlling interest	2,903	(1,439)
Tax effect at statutory rate (federal and state)	(742)	368
	$12,060	$6,975

Earnings per share (basic and diluted)	$0.80	$0.46

Shares used in computation - basic and diluted	15,132	15,017

(1) Costs associated with the closure of 7 and 6 clinics during the 2025 First Quarter and the 2024 First Quarter, respectively.
(2) Primarily consists of legal and consulting expenses related to the acquisitions of equity interests in certain partnerships. (3) Consists of costs related to a one-time financial systems upgrade.

U.S. Physical Therapy Press Release	Page 12
May 7, 2025

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES TO THE MOST COMPARABLE GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

The tables below reconcile other non-GAAP measures to the most directly comparable GAAP measures.
	Three Months Ended
	March 31, 2025
	As Reported (GAAP)	Adjustments (1)	As Adjusted (Non-GAAP)
	(in thousands, except percentages)
Segment information - Physical Therapy Operations

Salaries and related costs, clinics (2)	$91,799	$(75)	$91,724
Operating costs, clinics (2)	$128,971	$(75)	$128,896
Gross profit	$25,468	$75	$25,543
Gross margin	16.3%	*	16.3%
Number of visits	1,443,805		1,443,805
Salaries and related costs per visit, clinics	$63.58	$(0.05)	$63.53
Operating costs per visit, clinics	$89.33	$(0.05)	$89.28

(1) Certain incentive costs related to the Metro acquisition. We believe that presenting this information will allow investors to evaluate the performance of the Company's business more objectively.
(2) Excludes costs related to management contracts.
* Not meaningful

U.S. Physical Therapy Press Release	Page 13
May 7, 2025

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL AND PERFORMANCE METRICS

Revenue Metrics
	Number of Clinics(2)		Net Rate Per Visit(1)		Visits(1)		Average Visits Per Day(1)
	2025	2024	2025	2024	2025	2024	2025	2024

First quarter	736	679	$105.66	$103.37	1,443,805	1,268,002	31.4	29.5
Second quarter	-	681	-	$105.05	-	1,335,335	-	30.6
Third quarter	-	661	-	$105.65	-	1,317,051	-	30.1
Fourth Quarter	-	729	-	$104.73	-	1,432,801	-	31.7
Year	-	729	-	$104.71	1,443,805	5,353,189	-	30.4

Clinic Count Roll Forward (2)
	Three Months Ended
	March 31, 2025	March 31, 2024
Number of clinics owned or managed, beginning of period	729	671
Additions (3)	14	14
Closed or sold	(7)	(6)
Number of clinics owned or managed, end of period	736	679
(1)	See definition of the metrics above in the Glossary of Terms – Revenue Metrics section on page 5.
(2)
The Company also manages clinics owned by third parties through management contracts. In addition to the clinic count shown above, as of March 31, 2025, the Company managed 37 clinics bringing the total owned/managed clinics to 773.  As of March 31, 2024, the Company managed 41 clinics bringing the total owned/managed clinics to 720.

(1)	Includes clinics added through acquisitions.